Exhibit 10.9

Order Price Agreement on Ink Products

Supplier (Party A): Shandong Chanyan Zhongwei Jingmi Industrial Co., Ltd.

Contact Person: Li Yaohui

Mobile: 139 2073 0599

Supplier (Party B): Xiamen Suxiang Technology Co., Ltd.

Contact Person: Luo Zilong

Mobile: 188 8886 0255

List of products ordered by Party B from Party A:

SN	Product model	Unit	Unit price (RMB)	Remarks
1	Cyan	kg	866.66
2	Magenta	kg	866.66
3	Yellow	kg	866.66
4	Transparent	kg	666.68
5	White	kg	666.68
6	Aqueous	kg	533.32

I. Payment method:

Party B shall pay for the goods to Party A by transfer or remittance. The following bank account designated by Party A shall be the beneficiary account:

Account name: Shandong Chanyan Zhongwei Jingmi Industrial Co., Ltd.

Bank: China Zheshang Bank Co., Ltd. Jinan Branch

Bank A/C No.: 4510 0000 1012 0100 6459 23

II. Delivery method: The Supplier shall choose a transportation mode at its sole discretion, and bear the logistics costs.
III. Invoice type: ☐ Special VAT invoice [13%]

IV. Product packaging:

Party A shall be responsible for packaging the products according to the product standards applicable under normal circumstances and bear the packaging costs.

V. Delivery and acceptance inspection:

1. After Party A delivers the products to the place of delivery, the risk of product damage and loss shall be transferred to Party B no matter if the products are accepted by Party B.

2. Party B shall perform acceptance inspection of the products within 10 days after receiving them. During the acceptance inspection, if Party B raises any written objection and Party A confirms that there is indeed a product quality problem, Party A shall have the goods exchanged or returned. If Party B fails to raise a written objection or reasonable written objection during the acceptance inspection, Party B shall be deemed to have accepted the products.

VI. Notices:

During the term of the Contract, all notices, applications, requests, warnings, replies, consents, confirmations, responses, etc. between both parties must be in writing and sent to the handlers and based on the contact information designated by both parties in the areas where the Contract has been signed and stamped. Those sent by fax or e-mail shall be deemed to be served once sent. Any party changing the name, contact address, contact person and/or contact information shall give the other party a 15-day notice in writing. Otherwise, any liability and loss caused by the service failure shall be borne by the changing party.

VII. Confidentiality:

Both Party A and Party B shall keep the contents of the Contract and all undisclosed information of the other party obtained or known as a result of the performance of the Contract strictly confidential. Without the written permission of the disclosing party, the receiving party shall not divulge the information to any third party. If the divulgence causes losses to the disclosing party, the receiving party shall be liable for compensation to the other party.

VIII. Dispute resolution:

In case of any dispute related to the Contract, Party A and Party B shall settle the dispute through friendly negotiation. If the negotiation fails, either party may submit the dispute to the people's court with jurisdiction in the place where Party A is located for litigation.

IX. Miscellaneous:

1. The Contract shall come into effect from the date on which it is signed and sealed by Party A and Party B, and be terminated on the date when the rights and obligations hereunder have been fulfilled.

2. The Contract is made in duplicate, with Party A and Party B holding one copy respectively as evidence, and both copies shall have the same legal effect.

3. For matters not covered hereunder, Party A and Party B may negotiate with each other and enter into a supplementary agreement separately.

Buyer: Xiamen Suxiang Technology Co., Ltd.	Supplier: Shandong Chanyan Zhongwei Jingmi Industrial Co., Ltd.
Seal: Xiamen Suxiang Technology Co., Ltd.	Seal: Shandong Chanyan Zhongwei Jingmi Industrial Co., Ltd.

(Official Seal or Contract Seal)	(Official Seal or Contract Seal)

Date: August 25, 2024	Date: August 25, 2024